Exhibit 5.1
ANDREW N. BERNSTEIN, P.C.
ATTORNEY AT LAW
5445 DTC PARKWAY, SUITE 520
GREENWOOD VILLAGE, COLORADO 80111
TELEPHONE (303) 770-7131
FACSIMILE (303) 770-7332
E-MAIL: anbpc@attglobal.net
October 29, 2008
Qiao Xing Universal Telephone, Inc.
Qiao Xing Science Industrial Park
Tang Quan
Huizhou City, Guangdong,
China 516023

Re:	Registration Statement on Form F-3
File No. 333-
Ladies and Gentlemen:
     At your request, we have examined the Registration Statement on Form F-3 (the “Registration Statement”), filed by Qiao Xing Universal Telephone, Inc. a British Virgin Islands corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).
     The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $200,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) (the Common Stock and the Warrants are collectively referred to herein as the “Securities”).
     The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Report on Form 6-K.

Qiao Xing Universal Telephone, Inc.
October 29, 2008

     We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;
     Based on such examination, we are of the opinion that:
     1. With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefore (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable; and
     2. With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefore, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued, fully paid and nonassessable and the Warrants will be binding obligations under the contract law of the British Virgin Islands as the jurisdiction governing the warrant agreement.

Qiao Xing Universal Telephone, Inc.
October 29, 2008

     Our opinion that any document is legal, valid and binding is qualified as to:
     (a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
     (b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
     (c) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     Attorneys at our Firm are admitted to the practice of law in the State of Colorado, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, and The International Business Companies Act of the Territory of the British Virgin Islands (“BVI Law”). Our opinions as to BVI Law are based on a review of the official statutes of the Territory of the British Virgin Islands and the statutory provisions and all applicable provisions of BVI Law and the BVI Constitution and the reported judicial cases interpreting those laws currently in effect.
     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.
Very truly yours,
/s/ ANDREW N. BERNSTEIN, P.C.
Andrew N. Bernstein, P.C.
ANB/sma